Exhibit 31.2

CFO CERTIFICATION

I, Derek J. Kerr, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of American Airlines Group Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 25, 2016

/s/ Derek J. Kerr
Name:	Derek J. Kerr
Title:	Executive Vice President and Chief Financial
Officer